Exhibit (d)(3)

Execution Version

June 16, 2021

Ambience Parent, Inc.

c/o Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Re:	Amended and Restated Equity Financing Commitment

Ladies and Gentlemen:

Reference is made to (i) that certain letter agreement, dated as of May 6, 2021 (the “Prior Agreement”), by and among the Persons set forth on Schedule A thereto and Ambience Parent, Inc., a Delaware corporation (“Parent”) and (ii) that certain Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as amended or otherwise modified from time to time, the “A&R Merger Agreement”), by and among Ambience Parent, Inc., a Delaware corporation (“Parent”), Ambience Merger Sub, Inc., a Delaware corporation and wholly owned indirect Subsidiary of Parent (“Merger Sub”), and At Home Group Inc., a Delaware corporation (the “Company”), pursuant to which, upon the terms and subject to the conditions set forth therein, it is contemplated that Parent shall acquire 100% of the equity interests of the Company through (i) a cash tender offer and (ii) a merger in which Merger Sub will be merged with and into the Company, with the Company being the surviving corporation. Capitalized or other terms used and not defined herein but defined in the A&R Merger Agreement shall have the meanings ascribed to them in the A&R Merger Agreement. This letter is being delivered by the Persons set forth on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) to Parent in connection with the execution of the A&R Merger Agreement. This letter amends, restates, supersedes and replaces in its entirety the Prior Agreement.

1.             Commitment. This letter confirms the several and not joint commitment of each of the Investors, subject to the conditions set forth herein, to, directly or indirectly, purchase (or cause an assignee permitted by the terms of Section 3(a) to purchase) from Parent equity interests of Parent at the Closing (the “Subject Equity Securities”) in an aggregate amount in cash equal to the dollar amount set forth next to such Investor’s name on Schedule A hereto (as such amount may be reduced to the extent provided herein, the “Commitment” and collectively, the “Commitments”) solely for the purposes of enabling Parent, directly or indirectly, to fund the amounts required to be paid promptly following the Offer Acceptance Time or, as applicable, the Closing by or on behalf of Parent pursuant to Article II of the A&R Merger Agreement in connection with the Transactions pursuant to and in accordance with the A&R Merger Agreement, and to pay related costs, fees and expenses payable by Parent or Merger Sub pursuant to and in accordance with the A&R Merger Agreement, it being understood that none of the Investors (or any of their respective permitted assigns) shall under any circumstances be obligated to purchase any equity of Parent in an aggregate amount in excess of its Commitment or to make any other purchase of equity interests. The obligation of each Investor (together with its permitted assigns) to fund its Commitment (a) is subject to (i) the terms of this letter, (ii) the satisfaction (or waiver by Parent or Merger Sub) of all of the conditions to Parent’s and Merger Sub’s obligation to consummate the Offer, as set forth in Annex I of the A&R Merger Agreement (other than those Offer Conditions that by their nature are to be satisfied at the Expiration Date, but subject to such conditions being able to be satisfied at the Expiration Date), and the Merger, as set forth in Section 6.1 of the A&R Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), and (iii) the proceeds of the Debt Financing having been funded or will be funded at the Closing if the Commitments are funded at the Closing, and (b) will occur, subject to the foregoing clause (a), substantially simultaneous with the consummation of the Closing. The amount of the Commitment will be reduced in the manner designated by Hellman & Friedman LLC (the “Sponsor”) to the extent (and only to the extent) that Parent does not require all of the funding with respect to which the Investors have made their respective Commitments in order to consummate the transactions contemplated by the A&R Merger Agreement; provided, that the Commitment will not be reduced to an amount that causes the amount available to Parent under this letter to be less than what is required for Parent to fund its obligations under Article II of the A&R Merger Agreement, plus any related costs, fees and expenses payable by Parent and Merger Sub at and in connection with the Closing.

2.             Termination. This letter and each Investor’s obligation to fund its Commitment will terminate automatically and immediately upon the earliest to occur of (a) the Closing, (b) the valid termination of the A&R Merger Agreement pursuant to Article VII thereof, (c) if a court of competent jurisdiction has declined in a final, nonappealable decision, judgment or order to specifically enforce the obligations of Parent, and/or Merger Sub to consummate the Merger pursuant to a claim for specific performance brought against Parent and/or Merger Sub pursuant to Section 8.7 of the A&R Merger Agreement or Section 5(b) of this letter, (d) the commencement of any Action by the Company or any of its Affiliates (or any Person claiming by, through or for the benefit of any of the foregoing) against any Non-Recourse Party (as defined in the Limited Guarantee) relating to this letter, the Limited Guarantee, the A&R Merger Agreement or any of the transactions expressly provided hereby or thereby (including in respect of any oral representations made or alleged to be made in connection therewith), in each case other than any Action by the Company asserting any Retained Claim (as defined in the Limited Guarantee), and (e) any judgment against Parent or any Affiliate of Parent with respect to any award of monetary damages in connection with this letter, the A&R Merger Agreement or the Limited Guarantee or any of the transactions contemplated hereby or thereby. Upon termination of this letter pursuant to this Section 2, the Investors shall not have any further obligations or liabilities hereunder.

3.             Assignment; Amendments and Waivers; Entire Agreement.

(a)           The rights and obligations under this letter may not be assigned by any party hereto without the prior written consent of the other parties hereto and the Company, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, an Investor may assign all or a portion of its obligation to fund its Commitment to one or more Affiliates; provided, however, that any such assignment shall not relieve such Investor of its obligations under this letter (including its obligation to fund its full Commitment hereunder) except to the extent performed by such Affiliates, in which case the Commitments of the Investors shall be reduced in a manner designated by the Sponsor by the aggregate amount actually funded at the Closing by such Affiliates.

(b)           This letter may not be amended, and no provision hereof may be waived or modified, except by an instrument signed by each of the parties hereto and the Company.

(c)           Together with the A&R Merger Agreement, the Limited Guarantee, the Confidentiality Agreement and the other agreements and instruments contemplated hereby or thereby, this letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.             No Third Party Beneficiaries. Except to the extent expressly set forth in Sections 5(a) and 5(b), this letter shall be binding solely on, and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns, and nothing set forth in this letter shall be construed to confer upon or give to any Person, other than the parties hereto and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this letter.

5.             Limited Recourse; Enforcement.

(a)           Notwithstanding anything that may be expressed or implied in this letter or any document or instrument delivered contemporaneously herewith, Parent, by its acceptance of the benefits of the Commitment provided herein, covenants, agrees and acknowledges that no Person other than the Investors and their respective permitted assigns shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Investors or any of their respective permitted assigns may be a partnership or limited liability company, it has no rights of recovery against and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against any Non-Recourse Party (other than the Investors and their respective permitted assigns), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party (other than an Investor or such Investor’s permitted assigns, subject to the terms and conditions of this letter) for any obligations of the Investors or any of their respective successors or permitted assigns under this letter or any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation; provided, that this sentence shall not in any respect limit the Company’s rights to assert any Retained Claim (as defined in the Limited Guarantee). The Non-Recourse Parties are hereby made third party beneficiaries of this Section 5(a) and may rely on and enforce the provisions of this Section 5(a).

(b)           This letter may only be enforced against the Investors by Parent or, solely to the extent set forth in the following proviso, the Company, and none of Parent’s creditors shall have any right to enforce this letter or to cause Parent, as the case may be, to enforce this letter; provided, however, that subject to the terms and conditions of the A&R Merger Agreement, including, without limitation, Section 8.7 of the A&R Merger Agreement, the Company (but, for the avoidance of doubt, not any of its stockholders or other securityholders) is hereby made an intended third party beneficiary of the rights granted to Parent hereby solely for the purposes of directly enforcing the obligations of the Investors under this letter through an action for specific performance, in each case solely to the extent that (i) all of the conditions to funding the Commitments set forth in this letter have been satisfied and (ii) the Company is permitted to enforce the Commitment and this letter pursuant to Section 8.7(b) of the A&R Merger Agreement (subject to the limitations set forth therein) and in each case for no other purpose (including, without limitation, any claim for monetary damages hereunder).

(c)           Concurrently with the execution and delivery of this letter, each of Hellman & Friedman Capital Partners IX, L.P., Hellman & Friedman Capital Partners IX (Parallel), L.P., HFCP IX (Parallel - A), L.P., H&F Executives IX, L.P., H&F Executives IX-A, L.P., H&F Associates IX 2021, L.P., Hellman & Friedman Capital Partners X, L.P., Hellman & Friedman Capital Partners X (Parallel), L.P. and HFCP X (Parallel - A), L.P is executing and delivering to the Company the Limited Guarantee (the “Limited Guarantee”) relating to certain of Parent’s obligations under the A&R Merger Agreement. The Company’s remedies against (i) the Investors for specific performance pursuant to the terms and conditions of Section 5(b) of this letter, (ii) the Investors under the Limited Guarantee and (iii) the Investors, Parent, Merger Sub and any Non-Recourse Party with respect to any Retained Claim shall, and are intended to, be the Company’s sole and exclusive direct or indirect remedies available to the Company and its Affiliates against the Investors, Parent, Merger Sub and the other Non-Recourse Parties for any liability, loss, damages or recovery of any kind (including consequential, indirect or punitive damages, and whether at law, in equity or otherwise) arising under or in connection with any liabilities or obligations arising under, or in connection with, this letter, the A&R Merger Agreement (whether willfully, intentionally, unintentionally or otherwise) or of the failure of the Merger to be consummated or otherwise in connection with the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to be made in connection therewith, including in the event Parent breaches its obligations under the A&R Merger Agreement, whether or not such breach is caused by an Investor’s breach of its obligations under this letter.

6.             Representations and Warranties. Each Investor severally (and neither jointly nor jointly and severally) hereby represents and warrants that:

(a)           such Investor is duly organized and validly existing under the laws of the jurisdiction of its organization;

(b)           it has all requisite corporate, partnership, limited liability or similar power and authority to execute, deliver and perform this letter and the execution, delivery and performance of this letter by such Investor have been duly authorized by all necessary corporate, partnership, limited company or similar action, as the case may be, and do not contravene any provision of such Investor’s charter, partnership agreement, operating agreement or similar organizational documents or any Law or contractual restriction binding on such Investor or its assets and no other approvals, proceedings or actions on the part of such Investor are necessary therefor;

(c)           all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this letter by such Investor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this letter;

(d)           this letter has been duly and validly executed by such Investor and constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as may be limited by the Enforceability Exceptions; and

(e)           such Investor has the financial capability to pay and perform, or cause to be paid or performed, its obligations under this letter (including available funds in excess of the Commitment plus the aggregate amount of all other commitments and obligations it currently has outstanding or will have outstanding as of the date of its Commitment) and all funds necessary for such Investor to fulfill its Commitment for so long as this letter shall remain in effect in accordance with Section 2 hereof.

7.             Confidentiality. This letter shall be treated as confidential and is being provided to Parent and the Company solely in connection with the transactions contemplated by the A&R Merger Agreement. This letter may not be used, circulated, quoted or otherwise referred to in any document (other than the A&R Merger Agreement and the Limited Guarantee), except with the prior written consent of the Sponsor; provided, that no such written consent shall be required for disclosures by Parent to the Company so long as the Company agrees not to use, circulate, quote or otherwise refer to this letter except that the Company may disclose the existence or content of this letter to its Affiliates and its Representatives who agree to keep such information confidential on terms substantially identical to the terms contained in this Section 7 and Parent and the Company may disclose the existence or content of this letter to the extent required by Law or the rules of any self-regulatory organization or securities exchange.

8.             [Reserved]

9.             Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)           This letter and all actions (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this letter, or the negotiation, execution or performance hereof shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Each party hereto agrees that it shall bring any Action between the parties or involving any member of the Company Group or Parent Group arising out of or related to this letter or the transactions contained in or contemplated by this letter exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery lacks or declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the “Chosen Courts”), and with respect to any such Action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto or any member of the Company Group or Parent Group and (iv) agrees that service of process upon such party in any Action shall be effective if notice is given in accordance with Section 7 of the Limited Guarantee.

(b)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER, OR THE TRANSACTIONS CONTEMPLATED BY THIS LETTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(b).

10.           Counterparts. This letter may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

11.           Electronic Signature. This letter and any signed agreement or instrument entered into in connection with this letter, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email delivery of a “.pdf” format data file to deliver a signature to this letter or any amendment or consent hereto or thereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

12.           Specific Performance. The parties to this letter agree that irreparable damage would occur if any of the provisions of this letter were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this letter shall be entitled, solely in accordance with Section 5(b), to seek an injunction or injunctions to prevent breaches or threatened breaches of this letter and to enforce specifically the terms and provisions of this letter in the Chosen Courts, this being in addition to (but at all times subject to Section 2 and the other terms and conditions hereof) any other remedy at law or in equity, and the parties to this letter hereby waive any requirement for the posting of any bond or similar collateral in connection therewith.

13.           Several Obligations of the Investors. All of the obligations of each of the Investors under the letter are several, and neither joint nor joint and several, obligations of each of the Investors.

[Remainder of page intentionally left blank]

Very truly yours,

INVESTORS:

HELLMAN& FRIEDMAN CAPITAL PARTNERS IX, L.P.

By:	HELLMAN& FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX,LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HELLMAN& FRIEDMAN CAPITAL PARTNERS IX (PARALLEL), L.P.

By:	HELLMAN& FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX,LTD., its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HFCP IX (PARALLEL - A), L.P.

By:	HELLMAN& FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX,LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Signature Page to the Amended and Restated Equity Commitment Letter]

H&F EXECUTIVES IX, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

H&F EXECUTIVES IX-A, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

H&F ASSOCIATES IX 2021, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS IX, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS IX, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Signature Page to the Amended and Restated Equity Commitment Letter]

HELLMAN & FRIEDMAN CAPITAL PARTNERS X, L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HELLMAN & FRIEDMAN CAPITAL PARTNERS X (PARALLEL), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

HFCP X (PARALLEL - A), L.P.

By:	HELLMAN & FRIEDMAN INVESTORS X, L.P.,
its general partner

By:	H&F CORPORATE INVESTORS X, LTD.,
its general partner

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Vice President

[Signature Page to the Amended and Restated Equity Commitment Letter]

Accepted and acknowledged:

PARENT:

ambience parent, inc.

By:	/s/ Erik D Ragatz
	Name:	Erik Ragatz
	Title:	Authorized Signatory

[Signature Page to the Amended and Restated Equity Commitment Letter]

SCHEDULE A

Investor	Commitment
Hellman & Friedman Capital Partners IX, L.P.	$510,264,000
Hellman & Friedman Capital Partners IX (Parallel), L.P.	$366,035,000
HFCP IX (Parallel - A), L.P.	$46,103,500
H&F Executives IX, L.P.	$21,916,500
H&F Executives IX-A, L.P.	$3,790,500
H&F Associates IX 2021, L.P.	$1,890,500
Hellman & Friedman Capital Partners X, L.P.	$253,491,465
Hellman & Friedman Capital Partners X (Parallel), L.P.	$264,757,752
HFCP X (Parallel - A), L.P.	$45,065,149